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                                                                    EXHIBIT 23.5


                CONSENT OF THE ROBINSON-HUMPHREY COMPANY, INC.
                ----------------------------------------------




        We consent to the inclusion in this Registration Statement on Form S-4 of our opinion, dated September 29, 1995, as set forth as Appendix C to the Proxy Statement/Prospectus and to the summarization thereof in the Proxy Statement/Prospectus under the caption "Opinion of First Federal's Financial Advisor." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.



                                        /s/ THE ROBINSON-HUMPHREY COMPANY, INC.
                                        ---------------------------------------
                                        THE ROBINSON-HUMPHREY COMPANY, INC.


Atlanta, Georgia
December 20, 1995







                           ATLANTA FINANCIAL CENTER
               3333 PEACHTREE ROAD, NE - ATLANTA, GEORGIA 30326
                                (404) 266-6000